UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 6, 2011

Wells Real Estate Fund X, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-23719	58-2250093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

360 Interlocken Building

On May 5, 2011, The Fund IX, Fund X, Fund XI and REIT Joint Venture (“Fund IX-X-XI-REIT Associates”), a joint venture partnership between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. (the “Registrant”), Wells Real Estate Fund XI, L.P., and Piedmont Operating Partnership, LP, entered into an agreement to sell a three-story, multi-tenant office building containing approximately 52,000 rentable square feet and located in Broomfield, Colorado (the “360 Interlocken Building”) to Pacifica Real Estate Group, LLC, an unaffiliated third party, for a gross sales price of $9,150,000, less agreed upon credits of $215,500, excluding closing costs (the “Agreement”). As of May 6, 2011, the inspection period has expired and earnest money deposits of $400,000 paid by the buyer have become non-refundable pursuant to the Agreement. The Registrant expects the closing of this transaction to occur in the second quarter of 2011; however, there are no assurances regarding when or if this sale will be completed. The Registrant holds an equity interest of approximately 48.5% in Fund IX-X-XI-REIT Associates, which owns 100% of the 360 Interlocken Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND X, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. Corporate General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: May 10, 2011